Exhibit 99.1
News Release
Amkor Reports Record Second Quarter Sales
CHANDLER, Ariz., July 26, 2006 — Amkor Technology, Inc. (NASDAQ: AMKR) reported record second quarter 2006 sales of $687 million, up 40% from the second quarter of 2005 and up 6% from the first quarter of 2006. Amkor’s second quarter 2006 net income was $24 million, or $0.13 per diluted share, compared with a net loss of $52 million, or ($0.30) per share, in the second quarter of 2005. During the second quarter of 2006, in connection with refinancing transactions to address near-term debt maturities, Amkor recorded charges, with no net tax effect, of $28 million, or $0.14 per share.
“I am pleased with our performance this quarter, as we realized continued strong growth in flip chip, 3D packaging and test, consistent with the strategic investments we’ve made in these areas during the past two years,” said James Kim, Chairman and Chief Executive Officer. “During the quarter, we continued to build on our industry leadership in a variety of advanced package applications.”
“We expect that the robust year-over-year growth rates achieved over the past several quarters will begin to moderate,” said Kim. “While there are signs that the U.S. economy is slowing, the global economy does not appear to be slowing as fast. Given the breadth of our customer base and end markets that we support, we believe that this should provide some stability with respect to overall demand.”
“During the second quarter, we completed a series of financing transactions to address our near-term debt maturities and reduce ongoing interest expense. We also used available cash to retire $132 million in 5.75% convertible subordinated notes at maturity on June 1, 2006 and to repurchase $4 million in 5% convertible notes due March 2007,” said Kim. “To put our improved liquidity into perspective, at the beginning of 2005, we had more than $1.1 billion of debt maturing through 2009. Today the amount is approximately $360 million.”
“We remain committed to maintaining a disciplined approach to our business model, with rational capital investments, continued cost management, and a clear focus on driving operating efficiencies throughout the organization,” said Kim. “I expect that we will make additional progress in utilizing free cash flow to reduce our remaining debt. Based on current forecasts, we believe we will have sufficient cash resources available to retire the remaining $142 million of 5% convertible notes due March 2007.”
“We achieved record sales and units in the second quarter, driven by high performance applications, cell phones and other portable devices,” said Ken Joyce, Amkor’s Chief Financial Officer.

Second quarter gross margin rose to 25% from 24% in the first quarter. “During the second quarter, we commenced the build out of our new wafer bumping and test facility in Singapore and our new assembly and test factory in Shanghai,” said Joyce. “Depreciation expense and other costs associated with these factories will continue to influence gross margin until we build a critical mass of revenue in these operations.”
During the quarter, we recorded a $3 million impairment of an equity investment, which is reflected in Other (income) expense, net.
Capital expenditures totaled $93 million in the second quarter and $196 million for the first six months. “We currently plan to limit our full year 2006 capital additions to $300 million, which includes approximately $50 million for facilities principally for our new factories in China and Singapore,” said Joyce. “Our 2006 capital equipment budget remains focused on strategic growth areas of wafer level processing, test, and flip chip assembly. We will continue to monitor business conditions and are prepared to adjust this estimate.”
“During the quarter, we took several steps to strengthen our financial liquidity,” said Joyce. “We issued $400 million of 9.25% senior notes due 2016 and used most of the net proceeds to repurchase $352 million of our 9.25% senior notes due 2008. In addition, we issued $190 million in 2.5% convertible senior subordinated notes due 2011 and used the net proceeds to redeem $178 million of our $200 million in 10.5% senior subordinated notes due 2009. In connection with the repurchased and redeemed notes, we recognized charges, with no net tax effect, totaling $28 million, or $0.14 per share. Going forward, we expect to realize substantial interest savings from refinancing most of the 10.5% senior subordinated notes with 2.5% senior subordinated convertible debt.”
“We have achieved positive free cash flow for the past three quarters, and given our financial strategy and current view of business conditions, we anticipate that this trend should continue for the rest of the year,” said Joyce.
For the full year 2006, we anticipate an effective tax rate of 7.8% which reflects the utilization of U.S. and foreign net operating loss carryforwards and tax holidays in certain of our foreign jurisdictions. At June 30, 2006, Amkor had U.S. net operating losses available for carryforward totaling $336 million expiring through 2025. Additionally, at June 30, 2006, we had $78 million of non-U.S. operating losses available for carryforward, expiring through 2011.
Selected operating data for the second quarter 2006 is included in a section before the financial tables.

Business Outlook
On the basis of our customers’ forecasts, we have the following expectations for the third quarter of 2006:
•	Sales flat to up 2% from the second quarter of 2006

•	Gross margin in the range of 24% to 25%

•	Net income in the range of $0.23 to $0.27 per diluted share
The Company also announced today that its Board of Directors has formed a special committee of independent directors to undertake a voluntary review of Amkor’s historical stock option practices. The committee will be assisted by independent counsel.
Amkor will conduct a conference call on July 26, 2006 at 5:00 p.m. eastern time. The call can be accessed by dialing 303-205-0033 or by visiting the investor relations page of our web site: www.amkor.com or CCBN’s website, www.companyboardroom.com. An archive of the webcast can be accessed through the same links and will be available until our next quarterly earnings conference call. An audio replay of the call will be available for 48 hours following the conference call by dialing 303-590-3000 passcode: 11061882.
About Amkor
Amkor is a leading provider of advanced semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from the company’s SEC filings and on Amkor’s web site: www.amkor.com.
Forward Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws, including, without limitation, statements regarding the following: expectations regarding year-over-year growth rates; anticipated growth rates of the U.S. and global economies; expectations with respect to level of overall demand; expectations regarding the reduction of remaining debt from free cash flow; expectations regarding sufficiency of cash resources to satisfy the $142 million of 5% convertible notes due March 2007; expectations regarding impact of depreciation expense and other costs associated with new factories on gross margin; expectations regarding the level and focus of additional capital expenditures for 2006; expectations regarding the achievement of positive free cash flow for the rest of 2006; expectations regarding the effective tax rate for full year 2006 and the statements regarding sales, gross margin and net income contained under Business Outlook. These forward-looking statements are subject to a number of risks and uncertainties that could affect future results and cause actual results and events to differ materially from historical and expected results, including, but not limited to, the following: the highly unpredictable nature of the semiconductor industry; inability to achieve high capacity utilization rates; volatility of consumer demand for products incorporating our semiconductor packages; weakness in the forecasts of Amkor’s customers; customer modification of and follow through with respect to forecasts provided to Amkor; curtailment of outsourcing by our customers; our high leverage and restrictive covenants; failure to realize sufficient cash flow to fund capital expenditures; deterioration of the U.S. or other economies; the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters; worldwide economic effects of terrorist attacks, natural disasters and military conflict; competitive pricing and declines in average selling prices; timing and volume of orders relative to the production capacity; fluctuations in manufacturing yields; competition; dependence on international operations and sales; dependence on raw material and equipment suppliers; exchange rate fluctuations; dependence on key personnel; difficulties in managing growth; enforcement of intellectual property rights; environmental regulations; and technological challenges.
Further information on risk factors that could affect the outcome of the events set forth in these statements and that could affect the company’s operating results and financial condition is detailed in the company’s filings with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2005, and From 10-Q for the quarter ended March 31, 2006, and current reports on Form 8-K. Amkor undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.
Contact:
     Jeffrey Luth
     VP Corporate Communications
     480-821-5000 ext. 5130
     jluth@amkor.com
(selected operating data and tables to follow)

Selected operating data for the second quarter and six month 2006

	2nd Quarter			Six Months
• Capital additions	$93	million		$196	million
Net decrease in related accounts payable and deposits	$2	(million	)	$26	(million	)

Payments for property, plant & equipment	$91	million		$170	million

• Depreciation and amortization	$67	million		$134	million
• Free cash flow *	$30	million		$70	million

* Reconciliation of free cash flow to the most directly comparable GAAP measure:

Net cash provided by operating activities	$121	million		$240	million
Less payments for property, plant and equipment	$(91	million	)	$(170	million	)

Free cash flow from continuing operations	$30	million		$70	million

We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, this measure should be considered in addition to, and not as a substitute, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.
•	Second quarter capacity utilization was approximately 84%.

•	Assembly unit shipments for Q2 2006 were 2.2 billion, up 2% from Q1 2006.

•	For Q2 2006, our top ten customers accounted for 46% of net sales.

•	Q2 2006 end market distribution (an approximation based on a sampling of programs with some of our largest customers):

Communications	35%
Computing	20%
Consumer	34%
Other	11%
•	Q2 2006 percentage of net sales:

Leadframe packages	39%
Laminate packages	47%
Other	4%
Test	10%
(tables to follow)

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands, except per share data)
Net sales	$686,631	$489,335	$1,331,720	$906,816
Cost of sales	516,950	422,837	1,007,021	796,923

Gross profit	169,681	66,498	324,699	109,893

Operating expenses:
Selling, general and administrative	59,155	66,865	119,406	127,331
Research and development	10,315	9,924	19,745	18,824
Provision for legal settlements and contingencies	—	—	1,000	50,000

Total operating expenses	69,470	76,789	140,151	196,155

Operating income (loss)	100,211	(10,291)	184,548	(86,262)

Other (income) expense:
Interest expense, net	40,600	41,395	81,757	81,908
Interest expense, related party	1,563	—	3,351	—
Foreign currency loss (income)	1,079	(1,773)	5,007	459
Debt retirement costs, net	27,860	—	27,389	—
Other (income) expense, net	2,840	2,063	2,375	2,241

Total other expense, net	73,942	41,685	119,879	84,608

Income (loss) before income taxes and minority interests	26,269	(51,976)	64,669	(170,870)
Income tax expense	1,867	1,353	5,479	2,540

Income (loss) before minority interest income (expense)	24,402	(53,329)	59,190	(173,410)

Minority interest income (expense), net of tax	(340)	926	(455)	1,937

Net income (loss)	$24,062	$(52,403)	$58,735	$(171,473)

Net income (loss) per common share:
Basic	$0.14	$(0.30)	$0.33	$(0.97)

Diluted	$0.13	$(0.30)	$0.32	$(0.97)

Shares used in computing net income (loss) per common share:
Basic	177,689	176,371	177,245	176,045

Diluted	197,175	176,371	193,839	176,045

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2006	2005
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$143,507	$206,575
Restricted cash	2,413	—
Accounts receivable:
Trade, net of allowance for doubtful accounts of $4,764 and $4,947	402,773	381,495
Other	8,038	5,089
Inventories, net	163,982	138,109
Other current assets	32,305	35,222

Total current assets	753,018	766,490

Property, plant and equipment, net	1,482,365	1,419,472
Goodwill	672,069	653,717
Intangibles, net	34,317	38,391
Investments	5,829	9,668
Other assets	52,818	67,353

Total assets	$3,000,416	$2,955,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$208,230	$184,389
Trade accounts payable	356,558	326,712
Accrued expenses	132,641	123,631

Total current liabilities	697,429	634,732

Long-term debt	1,729,750	1,856,247
Long-term debt, related party	100,000	100,000
Other non-current liabilities	177,162	135,861

Total liabilities	2,704,341	2,726,840

Minority interests	3,879	3,950

Stockholders’ equity:
Common stock	178	178
Additional paid-in capital	1,333,303	1,326,426
Accumulated deficit	(1,047,226)	(1,105,961)
Accumulated other comprehensive income	5,941	3,658

Total stockholders’ equity	292,196	224,301

Total liabilities and stockholders’ equity	$3,000,416	$2,955,091

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended
	June 30,
	2006	2005
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$58,735	$(171,473)
Depreciation and amortization	133,525	122,044
Other operating activities and non-cash items	50,381	6,398
Changes in assets and liabilities	(2,835)	25,318

Net cash provided by (used in) operating activities	239,806	(17,713)

Cash flows from investing activities:
Payments for property, plant and equipment	(169,469)	(124,397)
Proceeds from the sale of property, plant and equipment	1,333	443

Net cash used in investing activities	(168,136)	(123,954)

Cash flows from financing activities:
Net change in bank overdrafts	—	(102)
Borrowings under revolving credit facilities	111,185	111,760
Payments under revolving credit facilities	(95,462)	(111,488)
Proceeds from issuance of long-term debt	590,000	12,722
Payments for debt issuance costs	(14,852)	—
Payments on long-term debt	(731,634)	(17,619)
Proceeds from issuance of stock through stock compensation plans	4,959	2,733

Net cash used in financing activities	(135,804)	(1,994)

Effect of exchange rate fluctuations on cash and cash equivalents	1,066	(419)

Net decrease in cash and cash equivalents	(63,068)	(144,080)
Cash and cash equivalents, beginning of period	206,575	372,284

Cash and cash equivalents, end of period	$143,507	$228,204

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$94,469	$82,957
Income taxes	$3,216	$1,916

Non cash investing and financing activities:
Application of deposit upon closing of acquisition of minority interest	$17,822	$—